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                                                                    EXHIBIT 99.1

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                        LUMINENT MORTGAGE CAPITAL, INC.,
                             a Maryland corporation

             (Adopted by the Board of Directors as of June 4, 2003)

1. Purpose. The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board of Directors") of Luminent Mortgage Capital, Inc. (the "Company") to (a) oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company and (b) to prepare the annual report of the Audit Committee required by applicable Securities and Exchange Commission ("SEC") disclosure rules, to the extent applicable. Among the matters the Committee will oversee are (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (ii) the independent auditors' qualifications and independence, (iv) the retention of the Company's internal auditors, and (v) the performance of Company's internal audit function and independent auditors.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

2. Membership; Appointment; Financial Expert. The Committee will be comprised of three or more directors. All members of the Committee will be directors who meet the knowledge requirements and the independence requirements (as determined by the Board of Directors) of the New York Stock Exchange, the Nasdaq National Market or any other exchange or market upon which the Company's shares are listed or quoted, and any applicable law. No Audit Committee member shall simultaneously serve on the audit committees of more than two other public companies. The members of the Committee will be appointed by and serve at the discretion of the Board of Directors, following the recommendations of the Nominating Committee. The Board of Directors will appoint the Chairperson of the Committee.

        At least one member of the Committee must qualify as an "audit committee financial expert" defined in the Instructions to Item 401 of Regulation S-K of the Securities and Exchange Commission. The Company will disclose in the periodic reports required by Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") whether or not it has at least one member who is an audit committee financial expert.

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3.      Specific Responsibilities and Duties. The Board of Directors delegates to the Committee the express responsibility and authority to do the following:

        3.1     INDEPENDENT AUDITORS

                (a) Selection; Fees. Be solely and directly responsible for the appointment, compensation, retention, evaluation, and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and, where appropriate, the termination and replacement of such firm. Such independent auditors shall report directly to and be ultimately accountable to the Committee. The Committee has the ultimate authority to approve all audit engagement fees and terms.

                (b) Rotation of Independent Auditor. Consider whether there should be regular rotation of the independent auditors.

                (c) Audit Team. Review the experience and qualifications of the senior members of the independent auditors' team.

                (d) Scope of Audit. Review, evaluate and approve the annual engagement proposal of the independent auditors (including the proposed scope and approach of the annual audit).

                (e) Lead Audit Partner Review, Evaluation and Rotation. Review and evaluate the lead partner of the independent auditors. Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent auditors are rotated at least every five years.

                (f) Pre-Approval of Audit and Non-Audit Services. Pre-approve all auditing services and all non-audit services permitted to be performed by the independent auditors. Such pre-approval can be given as part of the Committee's approval of the scope of the engagement of the independent auditors or on an individual basis. The pre-approval of non-audit services can be delegated by the Committee to one or more of its members, but the decision must be presented to the full Committee at the next regularly scheduled meeting.

                (g) Statement from Independent Auditors. At least annually, obtain and review a report from the independent auditors describing:

                        (i)     the independent auditors' internal
                                quality-control procedures;

                        (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the

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                                preceding five years, respecting one or more
                                independent audits carried out by the
                                independent auditors, and any steps taken to deal with any such issues; and

                        (iii) all relationships between the independent auditors and the Company (to assess the independent auditors' independence).

                (h) Hiring Policies. Set clear hiring policies for employees and former employees of the independent auditors and hire the Chief Financial Officer of the Company.

                (i) Review Problems. Review with the independent auditors any audit problems or difficulties the independent auditors may have encountered in the course of its audit work, and management's responses, including: (i) any restrictions on the scope of activities or access to requested information and (ii) any significant disagreements with management.

                (j) Related Party Transactions. Review and approve all related-party transactions.

                (k) Material Communications. Discuss with the independent auditors any material communications between the audit team and the independent auditors' national office regarding auditing or accounting issues that the engagement presented.

                (l) Accounting Adjustments. Discuss with the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were passed on.

                (m) Management Agreement. Manage the Manager under the Management Agreement and compliance with the terms thereof.

                (n) Investment Guidelines. Manage compliance with the investment guidelines of the Company.

        3.2     FINANCIAL REPORTING

                (a) Annual Financials. Review and discuss with management and the independent auditors the Company's annual audited financial statements, (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"), any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy of internal controls and other matters that the Committee deems material, prior to the public release of such information. Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, if applicable. Recommend to the Board of Directors whether the annual audited financial statements

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                        should be included in the Company's Annual Report on
                        Form 10-K, if applicable.

                (b) Quarterly Financials. Review and discuss with management and the independent auditors the Company's quarterly financial statements (including the Company disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations"), the results of the independent auditors' reviews of the quarterly financial statements), and other matters that the Committee deems material prior to the public release of such information.

                (c) Accounting Principles. Review with management and the independent auditors material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards ("SAS") 61.

                (d) Judgments. Review reports prepared by management or by the independent auditors relating to significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transaction as to which management obtained an SAS 50 letter.

                (e) Press Releases. Discuss earnings press releases with management (including the type and presentation of information to be included in earnings press releases), as well as financial information and earnings guidance provided to analysts and rating agencies.

                (f) Regulatory Developments. Review with management and the independent auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Company's financial statements.

        3.3     INTERNAL AUDIT AND RISK MANAGEMENT.

                (a) Internal Audit. Review the budget, qualifications, activities, effectiveness and organizational structure of the internal audit function and the performance, appointment and replacement of the lead internal auditor, and review summaries of material internal audit reports and management's responses.

                (b) Risk Assessment and Risk Management. Discuss policies with respect to risk assessment and risk management periodically with the management, internal auditors, and independent auditors, and the Company's plans or processes to monitor, control and minimize such risks and exposures.

        3.4     FINANCIAL REPORTING PROCESSES; CEO AND CFO CERTIFICATIONS.

                (a) Internal and External Controls. In consultation with the independent auditors, the Company's internal auditors, and financial and accounting

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                        personnel, review the integrity, adequacy and
                        effectiveness of the Company's accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

                (b) Consider Changes. Major issues to the Company's accounting principles and financial statement presentations (as suggested in writing by the independent auditors, management or the internal auditors) including any significant change in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

                (c) Reporting Systems. Establish regular and separate systems of reporting to the Committee by each of (i) management, (ii) the independent auditors and (iii) the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

                (d) Reports from independent auditors. Obtain and review timely reports from the independent auditors regarding:

                        (i) all critical accounting policies and practices to be used by the Company;

                        (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

                        (iii) all other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

                (e) CEO and CFO Certifications. Discuss with the Chief Executive Officer and the Chief Financial Officer the processes involved in and any material required as a result of the fair 10-K and 10-Q certification process concerning deficiencies in design or operation of internal controls or any fraud involving management or employees with a significant role in the Company's internal controls.

        3.5     LEGAL AND REGULATORY COMPLIANCE

                (a) SEC Report. Prepare the annual report included in the Company's proxy statement as required by the proxy rules under the Exchange Act, if applicable.

                (b) Reports from Others. Obtain such reports from management, auditors, the general counsel, tax advisors or any regulatory agency as the Committee

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                        deems necessary regarding regulatory compliance,
                        transactions with affiliates, and other legal matters that may have a material effect on the Company's financial statements and the consideration of those matters in preparing the financial statements.

                (c) Code of Conduct; Waivers. Approve and monitor the Company's compliance with a Code of Conduct required by applicable law or exchange listing standards and covering the conduct and ethical behavior of directors, officers and employees, and approve in advance any amendments to it or waivers of it for directors, executive officers and senior financial officers.

                (d) Complaints. Establish procedures for the receipt, retention and treatment of complaints received by the Company from Company employees regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

        3.6     ANNUAL EVALUATION OF COMMITTEES AND CHARTER.

                (a) Evaluation of Committee. Annually evaluate the performance of the Committee.

                (b) Review and Publication of Charter. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors, as appropriate, and publish this Charter as required by applicable law.

4.      REPORTS TO BOARD OF DIRECTORS; MEETINGS, MINUTES.

        4.1 Recommendations; Reports. Regularly report to the Board of Directors on the Committee's activities, and its conclusions with respect to the independent auditors, and make appropriate recommendations to the Board of Directors.

        4.2 Executive Sessions. The Committee shall meet with each of the independent auditors, internal auditors (or other personnel responsible for the Company's internal audit function) and management in separate executive sessions regularly (with such frequency as it determines) to discuss any matters that the Committee or these groups believe should be discussed privately.

        4.3 Other Meetings. Other meetings will be with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines, but the Committee shall meet at least quarterly. Special meetings of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated, if practicable, to each member prior to the meeting date. Unless the Committee or the Board of Directors adopts other procedures, the provisions of the Company's Bylaws applicable to meetings of Board of Directors committees will govern meetings of the Committee.

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        4.4     Minutes. Minutes of each meeting will be kept.

5. Subcommittees. The Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board of Directors or the Committee.

6.      ADVISORS AND COUNSEL; RELIANCE; INVESTIGATIONS; COOPERATION.

        6.1 Retention of Advisors and Counsel. The Committee has the power, in its sole discretion, to obtain advice and assistance from, and to retain at the Company's expense, such independent or outside legal counsel, accounting or other advisors and experts as it determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, determined by it, from the Company.

        6.2 Determine Administrative Expenses. Determine the level and cost of separate administrative support necessary or appropriate in carrying out its duties, with such costs to be borne by the Company.

        6.3 Reliance Permitted. The Committee will act in reliance on management, the Company's independent auditors, internal auditors, and advisors and experts, as it deems necessary or appropriate.

        6.4 Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

        6.5 Required Participation of Employees. The Committee shall have unrestricted access to the Company's employees, independent auditors, internal auditors, internal and outside counsel, and may require any employee of the Company or representative of the Company's outside counsel or independent auditors to attend meetings of the Committee or to meet with any members of the Committee or representative of the Committee's counsel, advisors or experts.

7. Rules and Procedures. Except as expressly set forth in this Charter or the Company's Bylaws or Corporate Governance Guidelines, or as otherwise provided by law or the rules of the New York Stock Exchange, the Nasdaq National Market, or any other exchange or market upon which the Company's shares are listed or quoted, the Committee shall establish its own rules and procedures.

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